Exhibit 99-2


Form:				Form 4
Issuer Name and Ticker Symbol:	Hovnanian Enterprises, Inc. (HOV)
Date of Earliest Transaction:	February 13, 2009
Name of Reporting Person:	Sirwart Hovnanian


SIGNATURE

Date:  November 9, 2009

/s/ Nancy A. Marrazzo, Attorney-in-Fact